Exhibit 10.1

FIRST AMENDMENT

TO

HURON CONSULTING GROUP INC.

2004 OMNIBUS STOCK PLAN

WHEREAS, Huron Consulting Group Inc. (the “Company”) maintains the Huron Consulting Group Inc. 2004 Omnibus Stock Plan (the “Plan”); and

WHEREAS, the board of directors of the Company has adopted an amendment to the Plan to increase the number of shares available for grant under the Plan by 2,100,000 subject to shareholder approval

WHEREAS, at a meeting held on May 2, 2006, the shareholders of the Company approved a proposal authorizing an amendment to the Plan to increase the number of shares available for grant under the Plan by 2,100,00; and

WHEREAS, amendment of the Plan is now deemed desirable;

NOW, THEREFORE, in accordance with Section 20 of the Plan, the Plan is hereby amended effective May 2, 2006 in the following particulars:

1. By substituting the following for the first sentence of subsection 3(a) of the Plan:

“The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 4,241,000 (subject to adjustment as provided herein).”